EXHIBIT 2(i)

                          Agreement and Plan of Merger
                          dated as of December 11, 1998
                                      among
                               Unity Bancorp, Inc.
                                       and
                       Certified Mortgage Associates, Inc.


                          AGREEMENT AND PLAN OF MERGER

     This Agreement is made and entered into as of this 11th day of December, 1998, by and among CERTIFIED MORTGAGE ASSOCIATES, INC. ("Company"), BARRY HABIB ("Habib"), NORMAN HUNTER ("Hunter") and CRAIG FRANKEL ("Frankel") (collectively, "Stockholders"); UNITY BANCORP, INC., a Delaware corporation ("UBI") and FIRST COMMUNITY BANK ("Bank").


                              PRELIMINARY RECITALS

     Stockholders own all of the issued and outstanding shares of the Common Stock (the "Stock") of the Company, and are the sole stockholders of the Company. The Company operates a business (the "Business") consisting of correspondent mortgage banking. Pursuant to this Agreement, the Bank will form a new subsidiary ("Newco"), and merge the subsidiary with and into the Company, with the Company being the surviving entity.

     The Schedules (collectively, the "Disclosure Schedules") annexed hereto have been furnished by the Company and the Stockholders at the Closing (as such term is defined in Section 3.1 hereof) and such Schedules are hereby incorporated herein as a part of this Agreement.

     NOW, THEREFORE, in consideration of the representations, warranties, and mutual promises contained herein, the parties do hereby agree as follows:

1. THE MERGER

     1.1. THE MERGER. Subject to the terms and conditions of this Agreement, at the Closing Date (as hereafter defined in Section 3.1 hereof), Newco shall be merged with an into the Company (the "Merger") in accordance with the provisions of the New Jersey Business


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Corporation Act (the "BCA") and the Company shall be the surviving company (the
"Surviving Company").

     1.2. EFFECT OF THE MERGER. At the Closing Date the separate existence of Newco shall cease and the Surviving Company shall be considered the same business and corporate entity as each of Newco and the Company and all of the property, rights, powers and franchises of each Newco and the Company shall vest in the Surviving Company and the Surviving Company shall be deemed to have assumed all of the debts, liabilities, obligations and duties of Newco and the Company and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Company.

     1.3. CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of CMA as it exists immediately prior to the Closing Date shall not be amended by the Merger, but shall continue as the Certificate of Incorporation of the Surviving Company until otherwise amended as provided by law.

     1.4. BYLAWS. The Bylaws of Company as they exist immediately prior to the Closing Date shall continue as the bylaws of the Surviving Company until otherwise amended as provided by law.

     1.5. DIRECTORS AND OFFICERS. The directors and officers of Newco as of the Closing Date shall become the directors and officers of the Surviving Company, except as otherwise provided herein.

     1.6. TAX-FREE ORGANIZATION. For Federal income tax purposes, the parties intend that the Merger be treated as a tax-free reorganization (the "Reorganization") within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"). Each party agrees and covenants to report the Merger in accordance with such intent for federal income tax purposes, including filing such information statements and maintaining such records as are required by applicable Treasury Regulations.


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2. PURCHASE PRICE, CONVERSION OF STOCK; ATTENDANCE AT BOARD MEETINGS

     2.1. AGGREGATE CONSIDERATION. In consideration for the Merger, UBI shall pay an amount equal to the sum of $2,800,000 (the "Purchase Price"). The Purchase Price shall be paid in shares of common stock, no par value, of UBI (the "Common Stock"). In calculating the aggregate number of shares of Common Stock to which Stockholders shall be entitled in satisfaction of the Purchase Price, the Purchase Price will be divided by the fair market value of the Common Stock determined by the average of the final bid and asked price of the Common Stock for the first twenty (20) trading days in the thirty (30) trading days prior to the closing of the transactions contemplated hereby. Upon the Closing Date, each outstanding share of stock shall be converted into the right to receive a proportionate share of the total number of shares of Common Stock to be issued in satisfaction of the Purchase Price.

     2.2. RESTRICTIONS ON THE COMMON STOCK. Stockholders acknowledge that the shares of Common Stock issued in satisfaction of the Purchase Price are being issued without registration under Section 5 of the Securities Act of 1933, as amended (the "Securities Act") pursuant to the exemption from registration provided under Section 4(2) for sales not involving a public offering. In connection therewith, the Stockholders hereby make the following representations to the UBI, and acknowledge that the UBI is relying upon such representations in claiming exemption provided under Section 4(2) of the Securities Act:

          (a) Knowledge and Experience. The Stockholders have such knowledge and experience in financial and business matters or are represented by an independent investment representative that has such knowledge and experience in financial and business matters such that the Stockholders, either alone or with their independent investment representative, is capable of evaluating the information provided by the UBI or information to which the Stockholders have been given access by the UBI and are capable of evaluating the merits and risks of the Common Stock.

          (b) Access to Information. By reason of the Stockholders' business or financial experience, or the business or financial experience of their independent investment representative who is not an officer, director or employee of the UBI nor is acting on behalf of the UBI, either directly or indirectly, the Stockholders have the capacity and have taken all steps necessary to protect their own interests in connection with the acquisition of the Common Stock. The


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Stockholders have had access to sufficient information concerning UBI to make an informed decision concerning the acquisition of the Common Stock.

          (c) Stockholders' Liquidity. The Stockholders have adequate means of providing for their current needs and personal contingencies and have no need for liquidity in connection with the Common Stock. The Stockholders acknowledge that they may have to bear the economic risk of the Common Stock for an indefinite period of time, subject to Section 2.3 below and the Stockholders can bear a complete loss in the value of the Common Stock.

          (d) Restrictions on Transfers; Investment Intent. The Stockholders acknowledge and understand that the Common Stock has not been registered with the Securities and Exchange Commission or any other federal or state governmental agency and agree that: (i) the Common Stock is being acquired for investment, not with any present intention to resell or with a view toward distribution; and (ii) the Common Stock is not freely tradeable for one (1) year after the date the Common Stock is issued, subject to Section 2.3 below.

     2.3. REGISTRATION RIGHTS.

          (a) For a period commencing upon the Closing (as defined below) and ending 180 days thereafter, Stockholders, jointly, shall have the right, one time, to require UBI to file a registration statement on a form of general use (and, if available to UBI, will use Form S-3) under the Securities Act in order to permit the sale or other disposition the shares of Common Stock in accordance with the intended method of sale or other distribution requested by the Stockholders. Stockholders shall provide all information reasonably requested by UBI for inclusion in any such registration statement to filed hereunder. UBI will use its best efforts to cause such registration statement first to become effective and then to remain effective under Rule 415 for a period of up to twenty-four (24) months thereafter (the "Registration Period"). In addition, if during the twenty-four (24) month period beginning upon the Closing Date, UBI files with the Securities and Exchange Commission (the "SEC") a registration statement under Section 5 of the Securities Act on a form permitting the registration of shares for selling security holders, upon written request of Stockholders, UBI will include on such registration statement such shares of Common Stock as Stockholders shall reasonably request. The rights contained in the foregoing sentence shall be subject to the limitations contained in the following sentence as if the inclusion of Stockholders'


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shares of Common Stock constituted a new registration statement. The obligations of UBI hereunder to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding sixty (60) days in the aggregate if the Board of Directors of UBI shall have determined, in consultation with its investment banker and counsel, as appropriate, (i) that the filing of such registration statement or the maintenance of its effectiveness would require disclosure of non-public information that would materially and adversely affect UBI and UBI shall have received an opinion of counsel to the same effect, or (ii) that the filing of such registration statement or the maintenance of its effectiveness, would negatively impact UBI's ability to undertake a capital offering. Such registration effected under this Section 2.3 shall be at Buyer's expense, except for underwriting commissions and the fees and disbursements of Stockholder's counsel attributable to the registration of the Common Stock. If requested by Stockholders, in connection with any such registration, UBI will become a party to any underwriting agreement relating to the sale of shares of Common Stock, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included by an issuing company in such underwriting agreements between an underwriter and a selling shareholder.

          (b) UBI represents and warrants that it meets the requirements for the use of Form S-3 for registration of the sale by the Stockholders of the Common Stock and UBI shall file all reports required to be filed by UBI with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-3.

          (c) UBI acknowledges that an indeterminate number of shares of Common Stock shall be registered pursuant to Rule 416 under the Securities Act so as to include in any registration statement that includes the Stockholders' Common Stock any and all shares of Common Stock which may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

          (d) UBI shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the registration statement covering the Common Stock and the prospectus used in connection with the registration statement as may be necessary to keep such registration statement effective at all times during the Registration Period, and, during such


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period, comply with the provisions of the Securities Act with respect to the disposition of all shares of the Stockholders' Common Stock covered by the registration statement until such time as all of such shares of the Stockholders' Common Stock have been disposed of in accordance with the intended methods of disposition by the Stockholders as set forth in the registration statement. UBI's obligations hereunder are subject to UBI's right to suspend registration in the circumstances provided for under (a) above.

          (e) UBI shall furnish to each Stockholder whose shares of Common Stock are included in the registration statement, and to their legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by UBI, one copy of the registration statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, each letter written by or on behalf of UBI to the SEC or the Staff of the SEC (including, without limitation, any request to accelerate the effectiveness of any registration statement or amendment thereto), and each item of correspondence from the SEC or the Staff of the SEC, in each case relating to such registration statement (other than any portion, if any, thereof which contains information for which UBI has sought confidential treatment), (ii) on the date of effectiveness of the registration statement or any amendment thereto, a notice stating that the registration statement or amendment has been declared effective, and (iii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as a Stockholder may reasonably request in order to facilitate the disposition of the shares of Common Stock owned by the Stockholder.

          (f) UBI shall use its best efforts to (i) register and qualify a Stockholder's shares of Common Stock covered by a registration statement under such other securities or "blue sky" laws of such jurisdictions in the United States as each Stockholder who holds shares of Common Stock being offered reasonably requests, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions


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reasonably necessary or advisable to qualify the shares of Common Stock for sale in such jurisdictions.

          (g) As promptly as practicable after becoming aware of such event, UBI shall notify each Stockholder of any event, of which UBI has knowledge, as a result of which the prospectus included in a registration statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its best efforts promptly to prepare a supplement or amendment to the registration statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each investor as such Stockholder may reasonably request; provided, however, that UBI's obligation to supplement or amend such registration statement may be suspended in the circumstances set forth under paragraph (a) above regarding the suspension of UBI's obligation to undertake registration.

          (h) UBI shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a registration statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest practicable time (including in each case by amending or supplementing such registration statement) and to notify each Stockholder who holds Common Stock being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof (and if such registration statement is supplemented or amended, deliver such number of copies of such supplement or amendment to each Stockholder as such Stockholder may reasonably request).

          (i) UBI, at the Stockholders' sole cost, shall permit a single legal counsel designated by the Stockholders holding a majority of shares of Common Stock that are to be included on a registration statement to review the registration statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects and will not request acceleration of the effectiveness of any Registration Statement without prior notice to such counsel.

          (j) UBI shall use its best efforts to promptly list the shares of common stock covered by the registration statement on the same trading market where UBI's Common Stock then trades.


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          (k) UBI shall comply with all applicable laws related to a registration statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Exchange Act, and the rules and regulations promulgated by the SEC thereunder). UBI shall take all such other actions as any Stockholder or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of the Common Stock.

          (l) All expenses, other than underwriting discounts and commissions and the fees of Stockholders' counsel, incurred in connection with all registrations, filings or qualifications pursuant to this Section 2.3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees shall be borne by UBI. The Stockholders shall be responsible for any fees of their counsel. In addition, UBI shall pay all of the Stockholders' costs and expenses (including legal fees) incurred in connection with the enforcement of the rights of the Stockholders hereunder.

          (m) To the extent permitted by law, UBI will indemnify, hold harmless and defend each Stockholder who holds Common Stock, (each an "Indemnified Person"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a registration statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, (except, to the extent that UBI has notified Stockholders under Section (g) hereof that such registration statement includes an untrue statement of a material fact or an omission to state a material fact required to be stated therein and further that UBI has notified Stockholders that it is entitled to suspend the effectiveness of such registration statement under Section (a) hereof, and such claim arises out of Shareholders continued sales of Common Stock notwithstanding such notice and suspension); (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such registration statement, or contained in the final prospectus (as amended or supplemented, if UBI files any


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amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by UBI of the Securities Act, the Exchange Act, any other applicable securities law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Common Stock (the matters in the foregoing clauses (i) through (iii) being, collectively "Violations"). UBI shall reimburse the Stockholder and each other Indemnified Person, promptly, as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification contained in this subsection (m) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to UBI by such Indemnified Person expressly for use in the registration statement or any such amendment thereof or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Common Stock by a Stockholder.

          (n) In the event the Company fails to comply with the provisions of
Section 2.3(a), the Company shall be obligated to pay to the Stockholders, in the aggregate, interest on the entire Purchase Price at a rate of 5.0% per annum, commencing on the date upon which registration was first requested by the Stockholders until the registration statement covering the shares of Common Stock requested to be registered by the Stockholders is declared effective by the SEC (the "Commencement Date") and payable monthly commencing one month from and after the Commencement Date. Such payment shall be made in shares of Common Stock, which will be subject to the same registration rights as the shares of Common Stock issued in satisfaction of the Purchase Price. Such payment of the Common Stock hereunder shall be in addition to, and not in lieu of, any other claims or rights that the Stockholders may have for damages resulting from UBI's failure to comply with the provisions of Section 2.3(a) hereof, including, but not limited to, a claim for consequential damages.


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     2.4 ATTENDANCE AT BOARD MEETINGS. One representative on behalf of the
Stockholders (the "Representative") shall be permitted to attend, as an observer, each meeting of UBI's Board of Directors (the "Board"). The Stockholders hereby agree that the Representative shall be Habib. UBI shall, as long as any of the Stockholders remains a stockholder of UBI, give the Representative written notice (a "Meeting Notice") at the same time that notice is given to members of the Board (to the extent written notice is provided to the members of the Board; to the extent only telephone notice is provided, the Representative shall also receive telephone notice), which Meeting Notice shall include, without limitation, all information and material provided to the members of the Board.

3. THE CLOSING

     3.1. TIME AND PLACE OF CLOSING. Upon five (5) days notice from one party hereunder to the other that the conditions set forth in this Article 3 and in Articles 8 and 9 are satisfied or waived, or on such date as the parties may mutually agree (the "Closing Date"), a closing (the "Closing") shall take place at the offices of Jamieson, Moore, Peskin & Spicer, P.C., 300 Alexander Park, CN-5276, Princeton, New Jersey 08543.

     3.2. DOCUMENTS REQUIRED AT CLOSING. At the Closing, Stockholders and/or the Company shall deliver to UBI the following documents:

          (a) a certificate of merger executed by a duly authorized officer of the Company in the form annexed hereto as Exhibit 3.2(a);

          (b) certificate executed by Stockholders and the Company, dated the Closing Date, reasonably satisfactory in form and substance to UBI, certifying that the conditions specified in Sections 8.1 and
               8.2 hereof have been satisfied in all material respects;

          (c) a Certificate of Good Standing and certified Certificate of Incorporation of Company from the Secretary of State of New Jersey, dated no earlier than fifteen (15) days prior to the Closing Date;

          (d) the opinion of Zukerman Gore & Brandeis, LLP, counsel for Stockholders, dated as of the Closing Date and reasonably acceptable to UBI;

          (e) such consents and waivers of third parties as may be necessary to consummate the transactions contemplated by this Agreement;


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          (f)  the written consent of each regulatory authority whose consent is required with regard to the Permits (as defined in Section 4.13 hereof) and consummation of the transactions contemplated by this Agreement;

          (g) certified copies of the resolutions of the Board of Directors of the Company in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby.

          (h)  canceled stock certificates representing the Stock.

     3.3. DOCUMENTS REQUIRED FROM UBI AT THE CLOSING. At the Closing, UBI shall deliver to Stockholders the following documents:

          (a) Certified copies of the resolutions approved by the board of directors of UBI in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby, and a certificate executed by an officer of UBI, dated the Closing Date, reasonably satisfactory in form and substance to Stockholders, certifying that the conditions specified in Sections 9.1 and 9.2 hereof have been satisfied in all material respects;

          (b) Certificate of Good Standing and certified Certificate of Incorporation for UBI from the Secretary of State of Delaware, dated no earlier than fifteen (15) days prior to the Closing Date;

          (c) the opinion of Jamieson, Moore, Peskin & Spicer, counsel for UBI which shall include, without limitation, an opinion as to the issuance of the Common Stock hereunder, dated as of the Closing Date and in a form reasonably acceptable to Stockholders.

          (d) Certificates of Common Stock issued in the names of the Stockholders (in such denominations as reasonably requested by the Stockholders), which certificates, in the aggregate, represent shares of Common Stock having a fair market value, as determined in accordance with Section 2.1 above, equal to the Purchase Price.

          (e) the opinion of Jamieson, Moore, Peskin & Spicer, counsel for UBI, to the extent that the Merger will constitute a tax free reorganization pursuant to Section 368(a)(1)(B) of the Code.


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     3.4 TAX COVENANTS AND REPRESENTATIONS OF UBI AND THE BANK.

         (a) Representations and Warranties. UBI and the Bank (the "UBI Parties") hereby represent and warrant to each of the Stockholders, as follows:

         (A) Neither of the UBI Parties is an "investment company" as defined in Section 368(a)(2)(F) of the Code.

         (B) The Bank owns 100% of the outstanding shares of capital stock and otherwise is in control (within the meaning of Section 368(c) of the Code) of Newco. UBI owns 100% of the outstanding capital stock and otherwise is in control (within the meaning of Section 368(c) of the Code) of the Bank.

         (C) Newco has been formed solely from the purpose of consummating the Merger, and Newco has not conducted and will not conduct any business activities or other operations of any kind other than the issuance of its stock to the Bank prior to the Merger. Newco will have no liabilities assumed by the Company, and will not transfer to the Company any assets subject to liabilities, in the Merger.

         (D) Neither UBI nor the Bank have a current plan, arrangement or intention to cause the Company on or after the Closing to issue additional shares of the Company's capital stock that would cause the Bank to lose control, or otherwise result in the Bank losing control (in both cases within the meaning of Section 368(c)(1) of the Code), of the Company.

         (E) None of UBI, the Bank or Newco has any current plan, arrangement or intention to liquidate the Company; to merge the Company with or into another corporation other than Newco; to sell or otherwise dispose of the stock of the Company; or to sell or otherwise dispose (or cause to be sold or otherwise disposed) of any of the Company's assets, including the assets of Newco acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in
                  Section 368(a)(2)(C) of the Code.

         (F) UBI has no plan, arrangement or intention to directly or indirectly reacquire any of the Common Stock issued in the Merger.

         (b) Tax Covenants.

         (A) Continuity of Business Enterprise. As of the Closing Date and thereafter, UBI will cause the Company to continue the historic business of the Company or use a significant portion of the historic business assets of the Company in a manner that satisfies the continuity of business enterprise requirement described in Section 1.368-1(d) of the Treasury Regulations.


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         (B)      Certain Filings. UBI shall timely file, or cause the Company to timely file, as the case may be, with the Internal Revenue Service and any other applicable governmental or taxing authority, complete and accurate statements and documents, and shall maintain, or cause to be maintained, as the case may be, such reports, records, information and documents, with respect to UBI, Newco and the Company as required by Sections 1.368-3(a) and 1.368-3(c) of the Treasury Regulations or other applicable law relative to the Merger and the qualification of the Merger as a tax-free reorganization for income tax purposes.

         (C) Indemnification. Without regard to, or limitation of, the provisions of Section 10 hereof, UBI agrees to defend, indemnify and hold harmless the Stockholders from and against any interest, penalty or other addition to tax for which any of them may become liable if the Merger fails to qualify as a reorganization within the meaning of Section 368(a) of the Code solely by reason or as a result of a breach of (A) the foregoing covenants of UBI in Section 3.4(a) hereof or (B) any of the representations and warranties of UBI and/or Newco under Section 3.4(b) hereof.

4. STOCKHOLDERS' AND THE COMPANY'S REPRESENTATIONS AND WARRANTIES

     Notwithstanding any other term or provision of this Agreement or any agreement or document executed or delivered in connection with the transactions contemplated by this Agreement, whenever a representation or warranty contained in this Agreement, or in any agreement or document executed in connection with the transactions contemplated by this Agreement, is made "to Stockholders' knowledge," or "to the Company's knowledge", the Stockholders, or the Company, as the case may be, shall be deemed to have knowledge of any facts contrary to any such representation or warranty if, and only if, such fact or facts are actually known by the Stockholders or by the Company through its officers. The statements contained in this paragraph are in limitation of, and not in expansion of, any representation or warranty contained in this Agreement or in any agreement or document in connection with the transactions contemplated by this Agreement.

     The Stockholders the Company hereby represent and warrant to, and agree with, UBI as follows:


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     4.1. BINDING EFFECT; ENFORCEABILITY. This Agreement has been duly and validly executed and delivered by Stockholders and the Company and constitutes the valid and binding obligation of Stockholders, and the Company enforceable against Stockholders and the Company in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and general principals of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

     4.2. NO CONFLICTS. Except as set forth on Schedule 4.2 attached hereto, the execution, delivery and performance by Stockholders and the Company of this Agreement and any other agreements, instruments and documents to be executed and delivered by the Company and Stockholders in connection herewith ("Ancillary Documents"), the consummation of the transactions contemplated hereby or thereby, and compliance with any of the provisions hereof or thereof, will not
(a) conflict with or result in a breach of any provision of Company's Certificate of Incorporation or By-Laws, (b) with or without the giving of notice or lapse of time or both, violate any (i) judgment, order, writ or decree applicable to Company or Stockholders and which violation would have a material adverse effect on the Company, its business, results of operations or prospects; or (ii) to the knowledge of Stockholders, any law to which Company or Stockholders is subject, or (c) result in the breach, conflict, default, or modification of or with any term, provision, covenant or condition of (or give rise to any right of termination, cancellation, or acceleration under) the provisions of any material agreement, note, lien, mortgage, indenture, lease, or other instrument or obligation by which Company or Stockholders may be bound or to which they may be subject.

     4.3. NO CONSENTS. Except as set forth on Schedule 4.3 attached hereto, no consent, authorization or approval of, or filing with or exemption by any governmental, public or self-regulatory body or authority or any other person is required in connection with the execution and delivery by Stockholders and the Company of this Agreement or any Ancillary Document, or the consummation of any of the transactions contemplated hereby or thereby. The execution, delivery, and performance by Stockholders and the Company of this Agreement or any Ancillary

Document will not result in the imposition of any lien, mortgage, security interest, pledge, encumbrance, easement, claim, or other restriction or charge (each an "Encumbrance") on any of the assets of the Company, and will not alter or impair any of the assets of the Company nor UBI's ability to utilize same in the same manner in which they are currently utilized by Company in connection with the Business.

     4.4. TITLE TO AND CONDITION OF PROPERTY

          (a) Except as set forth on Schedule 4.4, the Company does not own any real property. Except as set forth on Schedule 4.4 (which includes all mechanics' liens, landlord liens under leases, equipment leases/financings, security interests and any other specific items affecting the Company's property), Company has good title to all the assets or properties it owns or uses in the Business, free and clear of any Encumbrance of any nature whatsoever.

          (b) All properties and other assets owned by the Company or used by the Company in the conduct of the Business are in operating condition and repair (ordinary wear and tear and damage from casualty which is fully covered by insurance excepted), have been adequately maintained in accordance with documented procedures, and except as otherwise set forth on Schedule 4.4 annexed hereto, none of such property with an initial purchase price in excess of $5,000 requires any maintenance or repairs except for routine maintenance and repairs that are not material in nature or in cost.

     4.5. MATERIAL CONTRACTS. Schedule 4.5 attached hereto contains a complete list of all written Contracts (as defined below) of Company (or of Stockholders in connection with the Business). Each Contract is valid, in full force and effect and enforceable in accordance with its terms, and Company has fulfilled, or taken all action reasonably necessary to enable the same to be fulfilled when due, all of its obligations under each Contract subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors rights generally and general principals of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). There has not occurred any default, or any event which, with notice or lapse of time or both, would constitute an event of default thereunder, will become a default by Company, nor to the knowledge of Stockholders have there occurred any default by others or any event which, with notice or lapse of time or both, would constitute an event of default under any Contract. Neither Company nor, to the knowledge of Stockholders, any other party is in arrears in respect of the performance or satisfaction of the terms or conditions on its part to be performed or satisfied under any Contract and no waiver or indulgence has been granted by any of the parties thereto.

     As used in this Agreement, "Contract" means any contracts, orders, leases, licenses, or agreements or other commitments, whether written or oral.

     4.6. LITIGATION. Except as set forth on Schedule 4.6 attached hereto, there are no actions, suits, proceedings, arbitrations, claims, investigations or inquiries ("Litigation") pending or, to the knowledge of Stockholders, threatened, before or by any foreign or United States federal, state, municipal, or other governmental, administrative or self-regulatory instrumentality or agency (or any private arbitration tribunal), against or relating to the Company or the Business. There is not in existence any order, judgment or decree of any court or other tribunal or any agency or self-regulatory body enjoining Company from taking or requiring Company to take action of any kind or to which Company or the Business or any of the Company's assets or properties is subject or by which any of them is bound.

     4.7. BALANCE SHEET; NO MATERIAL ADVERSE CHANGE

          (a) Stockholders have delivered to UBI copies of an unaudited balance sheet and income statement of Company (the "Financial Statement") as of September 30, 1998 (the "Statement Date"). The Financial Statement has been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the Company's audited financial statements for the year ended December 31, 1997, is correct and complete and fairly presents the financial position of the Company as of the Statement Date in all material respects.

          (b) Since the Statement Date, except as set forth on Schedule 4.7 attached hereto, Company has not:

              (i) suffered the occurrence of any events which, individually or in the aggregate, have had, or might reasonably be expected to have, a material adverse effect on the financial condition, results of operations, assets, properties, business or prospects of the Company;

              (ii) waived or released any rights pertaining to the Company or any of its assets material to the operations or prospects of the Company or properties of any material value;

              (iii) transferred or granted any rights with respect to any of its assets or properties;

              (iv) except in the ordinary course of business, made or granted any general wage or salary increase to persons employed by Company (each and all of the foregoing being herein referred to as "Employees");

              (v) except in the ordinary course of business, made any increase in or commitment to increase any benefits for Employees or adopted or made any commitments to adopt any additional benefit plan for Employees;

              (vi) changed any accounting principle, practice or method used for financial reporting purposes by the Company;

              (vii) amended or made any other change to the Certificate of Incorporation or Bylaws of the Company;

              (viii) declared, set aside or made payment of any dividend or distribution (whether in cash, stock, or property) in respect of the capital stock of the Company or any direct or indirect redemption, purchase or other acquisition of shares of such capital stock or any split, combination or reclassification of such capital stock;

              (ix)   mortgaged or encumbered any of the assets of the Company;

              (x) issued any shares of capital stock or other equity securities or obligations or securities convertible into or exchangeable for shares of capital stock or other equity securities;

              (xi)   borrowed any funds;

              (xii) made any capital expenditure or execution of any lease or incurrence of any liability therefore; and

              (xiii) authorized, approved, agreed or committed to do any of the foregoing.

     4.8. BROKERS OR FINDERS. Except as disclosed on Schedule 4.8 hereto, no broker or finder has been retained by or authorized to act on behalf of any Stockholder or the Company who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

     4.9. TAXES AND TAX RETURNS.

          (a) The Company has duly filed (and until the Closing Date will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed by it in respect of any Federal, state and local taxes (including, withholding taxes, penalties or other payments required) and has duly paid (and until the Closing Date will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith (and which have been disclosed to UBI on Schedule 4.9 annexed hereto). The Company maintains on its books and records reserves that are adequate for the payment of all Federal, state and local taxes not yet due and payable, but are incurred or will be incurred in respect of the Company through the Closing Date. There are no audits or other administrative or court proceedings presently pending nor any other disputes pending, or claims asserted for, taxes or assessments upon the Company, nor has the Company given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or tax Returns.

          (b) Except as set forth in Schedule 4.9, the Company (i) has not requested any extension of time within which to file any tax Return which Return has not since been filed, (ii) is not a party to any agreement providing for the allocation or sharing of taxes, (iii) is not required to include in income any adjustment pursuant to Section 481(a) of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of a voluntary change in accounting method initiated by the Company (nor does the Company have any knowledge that the IRS has proposed any such adjustment or change of accounting method) or (iv) has not filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f) (2) of the Code apply.

     4.10. ACCURACY. No representation or warranty of Stockholders or the Company in this Agreement contains any material misstatement of fact or omits any material fact necessary to be stated in order to make the statements herein not misleading.

     4.11. OPERATION OF THE BUSINESS. The business of the Company presently consists of and has at all times that Stockholders have owned all of the capital stock of Company consisted of and been limited to correspondent mortgage banking. Company is not restricted by any agreement or understanding to which it is a party with any other party from carrying on the Business anywhere in the world.

     4.12. INSURANCE. Attached hereto as Schedule 4.12 is a complete list of all insurance policies of Company or the Stockholders, the coverage of which policies is applicable, in whole or in part, to the Business. All policies listed on Schedule 4.12, copies of which have not previously been provided to UBI, shall be provided to UBI prior to the Closing. Neither Company nor the Stockholders have failed to give any notice or present any claim under any such policy or bond and there are no claims outstanding under any such policy or bond as to which any insurance company is denying liability or defending under a reservation of rights clause or otherwise.

     4.13. COMPLIANCE WITH APPLICABLE LAWS; PERMITS.

          (a) To Stockholders' knowledge, neither the use by the Company of any of its assets of properties nor the conduct of the Business by Company violates any laws, statutes, ordinances, rules, regulations, decrees or orders of the United States (federal, state or local) or any other jurisdiction in which the Company does business (each and all of the foregoing being herein referred to as "Laws"). The Company has not received any notice of any violation of Law by the Company, and to Stockholders' knowledge no basis for the allegation of any such violation exists.

          (b) The Company holds all necessary Permits from every jurisdiction, whether federal, state, county, municipal, or foreign necessary for the lawful operation of the Business as Company currently conducts the Business; provided, however, that the foregoing shall only apply to Permits which the failure to obtain would materially impair the Company in the operation of the Business. "Permit" as used herein means any licenses, permits, approvals or registrations, authorizations, franchises or other approvals from any domestic (federal, state or local) governmental, public or self-regulatory body or authority. By way of example, and not by way of limitation, Company holds all necessary New Jersey Department of Banking and Insurance permits required to conduct the Business.
Schedule 4.13(b) hereto lists all Permits held by Company in connection with the Business. All of the Permits listed on Schedule 4.13(b) are in full force and effect and none of such Permits have been revoked, and there is no proceeding pending, nor to the Company's knowledge, threatened by any administrative agency seeking to revoke, terminate or impair any such licenses, permits or approvals. Company is not in default under, and to Stockholders' knowledge, no condition exists that with notice or lapse of time, or both, would constitute a default under any Permit listed on Schedule 4.13(b). As to any such Permit that has expired or is about to expire, Company has promptly applied for a renewal of the same and expects the same to be renewed in the usual course.

          (c) Except as disclosed on Schedule 4.13(c) hereto, no consent of, approval of, or notification to the authority issuing any Permit is necessary due to the execution of or the consummation of the transactions contemplated by this Agreement. Upon consummation of the transactions contemplated by this Agreement, the Company will continue to be entitled to all authority and benefits conferred by such Permit and shall be lawfully entitled to use such Permit in connection with the operation of the Business.

     4.14. BOOKS AND RECORDS. All books of account and other financial records of Company are (i) in all material respects complete and correct; (ii) maintained in compliance with Law, and (iii) accurately reflected on the Financial Statement.

     4.15. EMPLOYEES, LABOR RELATIONS, ETC.

          (a) Schedule 4.15(a) attached hereto sets forth the name, position and salary or wages of each Employee of Company as of the date hereof. Except as set forth on such Schedule, no Employee has delivered written or, to the knowledge of Stockholders, oral notice of his or her intention to resign or retire.

          (b) To Stockholders' knowledge, Company has withheld all amounts required by applicable law or contract to be withheld from the wages or salaries of the Employees and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing or for payment to any trust or other fund or to any authority with respect to unemployment compensation, Social Security or other benefits for such Employees. To the best of Stockholders' knowledge, Company has not engaged in any unfair labor practice or discriminated on the basis of race, age, sex or otherwise in its employment conditions or practices with respect to the Employees. Except as set forth on
Schedule 4.6, there is no pending or, to the knowledge of Stockholders, threatened collective bargaining representation questions respecting any Employees.

     4.16. EMPLOYEE BENEFIT PLANS, ETC.

          (a) Schedule 4.16(a) attached hereto contains a true and complete list of each plan, contract, program, policy or arrangement, including, but not limited to, pension, bonus, section 401(k) deferred compensation, incentive compensation, supplemental retirement, severance or termination pay, hospitalization, medical, retiree health, life insurance, dental, disability, salary continuation, vacation, supplemental unemployment benefits, profit-sharing, or retirement plan, contract, program, policy or arrangement, maintained, contributed to, or required to be contributed to, by Company or by any of its affiliates for the benefit of any Employee or former Employee, whether or not any of the foregoing is funded, whether formal or informal and whether or not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (collectively, the "Benefit Plans"). Company has delivered to UBI true and complete copies of the Benefit Plans (or policies) listed on
Schedule 4.16(a).

          (b) Except as specifically set forth on Schedule 4.16(b), there is no, nor has there ever been, any multiemployer plan (as defined in ERISA Section 3(37)) covering Employees or a past or present withdrawal therefrom.

          (c) Full payment has been made of all amounts which Company is required, under applicable law or under any Benefit Plan or any agreement relating to any Benefit Plan to which Company is a party, to have paid as contributions thereto as of the last day of the most recent fiscal year of such Benefit Plan ended prior to the date hereof.

          (d) For purposes of this Section, any reference to the term "Company" shall be deemed to refer also to any entity which is under common control or affiliated with Company within the meaning of Section 4001 of ERISA and the rules and regulations thereunder and/or Section 414 of the Code and the rules and regulations thereunder.

          4.17. ENVIRONMENTAL MATTERS.

          4.17.1. For the purposes of this Agreement, the following terms shall be defined as follows:

          "Environmental Conditions" shall mean any environmental contamination or pollution or threatened contamination or pollution of, or the Release or threatened Release of Hazardous Materials into, surface soils, subsurface soils, sewage systems, surface water, groundwater, land or air.

          "Environmental Laws" shall mean all federal, state and local laws, statutes, rules, ordinances, regulations, decisional law, governmental, administrative or judicial orders or decrees or other legal requirements of any kind governing pollution or contamination of the environment, occupational health and safety or protection of public health, presently in effect and hereinafter adopted, including, but not limited to, the Federal Water Pollution Control Act, 33 U.S.C. ss.ss. 1231-1387; the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901-6991 ("RCRA"); the Clean Air Act, 42 U.S.C. ss.ss.7401-7642; and the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss.ss. 9601-9675("CERCLA"); and the rules and regulations promulgated thereunder.

          "Environmental Liabilities of the Business" shall mean all liabilities, claims, actions or causes of action of any kind or nature whatsoever arising from or under Environmental Laws ("Liabilities"), which Liabilities arise or result from or are related to (i) the operations of the Company on or before the Closing, or (ii) the ownership, operation, management, control or use of any of the Facilities or any other properties by Company on or before the Closing, including but not limited to:

          (a) Failure by Company, or any agents, servants, employees or contractors of Company to comply with Environmental Laws applicable to the Business or any of the Facilities;

          (b) Environmental Conditions occurring or existing at, on or under any of the Facilities on or before the Closing;

          (c) Treatment, storage, disposal or Release at any location of Hazardous Materials used, generated, handled, originating at or transported from any of the Facilities;

          (d) Orders, notices, decrees, directives or information requests of any governmental agencies requiring investigation or cleanup of Environmental Conditions on, at, under or emanating from any of the Facilities or any other properties or otherwise compelling compliance with Environmental Laws; and

          (e) Claims of third parties alleging damages arising from personal injury, property damage or damage to natural resources arising from or related in any way to Environmental Conditions on, at, under or emanating from any of the Facilities or the conduct of the Business by Company.

          "Environmental Permits" shall mean all permits, authorizations, approvals, registrations, certificates, licenses or consents required under or issued pursuant to Environmental Laws.

          "Facilities" shall mean the plants, offices, facilities and all related real property currently or at any time in the past owned, occupied, operated, managed, leased, used or controlled by Company.

          "Hazardous Materials" shall mean all chemical, biological, organic, inorganic or infectious pollutants, contaminants, hazardous, flammable or toxic substances, materials or wastes of whatever kind or nature, whether liquid, solid or gaseous, including without limitation, pollutants, contaminants, substances, materials or wastes regulated under, defined, listed or included in any Environmental Laws. For the purpose of this Agreement, the term "Hazardous Materials" shall include without limitation all of the types of "medical wastes" listed in 42 U.S.C. ss.6992a(a).

          "Release" shall mean any discharge, spill, leak, pumping, pouring, emitting, emptying, injection or dumping.

          4.17.2 Except as set forth on Schedule 4.17, to Stockholders' knowledge:

          (a) Company has not conducted or operated and currently does not conduct or operate at any of the Facilities and there is not now nor has there ever been located on the Facilities, any areas or vessels used or intended for the treatment, storage or disposal of Hazardous Materials, including, but not limited to, any storage areas, drum storage areas, surface impoundments, incinerators, land fills, tanks, lagoons, ponds, waste piles, or deep well injection systems;

          (b) Company has not transported for treatment, storage, or disposal any Hazardous Materials or entered into any contract or agreement, or otherwise arranged, for the transportation, storage, or disposal of any such Hazardous Materials at any location, including, without limitation, any treatment, storage or disposal facility;

          (c) There are no Environmental Conditions, including without limitation, the Release of any Hazardous Materials, related to the Business, or arising out of Company's operation of any of its assets or properties, the use, operation or occupancy by Company of the Facilities or conduct of the Business which would constitute or have constituted a violation of Environmental Law, or that reasonably could be expected to result in an obligation by Company, its assigns or its successors in interest to effect any environmental cleanup or remediation;

          (d) No federal, state or local government or agency has asserted or created an Encumbrance upon any or all of the Company's assets or properties as a result of any use, Release, or cleanup of any Hazardous Materials nor has any such use, Release, or cleanup occurred which could reasonably be expected to result in the assertion or creation of such an Encumbrance.

          (e) Company possesses all Environmental Permits necessary in order to conduct the Business as it is now being conducted. Each Environmental Permit issued to Company is in full force and effect. Company is in material compliance with all requirements, terms and provisions of the Environmental Permits issued to Company. Company shall take all necessary actions to have such Environmental Permits renewed or reissued to Company prior to the Closing Date so as to allow UBI to continue the Business without interruption after the Closing Date; and

          (f) The Business is, and at all times has been, in material compliance with all Environmental Permits and Environmental Laws applicable to the Business or the Facilities.

     4.18. ABSENCE OF UNDISCLOSED LIABILITIES. Company has no liabilities or obligations of any nature which relate to or could reasonably be expected to affect the Business, whether absolute, accrued, contingent or otherwise, and whether due or to become due, except (a) as set forth in Schedule 4.18 hereto,
(b) as and to the extent disclosed or reserved against in the Financial Statement, and (c) liabilities and obligations that (i) are incurred by the Company after the Statement Date in the ordinary course of business consistent with prior practice and (ii) individually and in the aggregate are not material to the Business and have not had or resulted in, and cannot be reasonably expected in the aggregate to have or result in, a material adverse effect.

     4.19. ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither Company, the Stockholders, nor to the knowledge of Stockholders and the Company, any officer, employee or agent of Company or any other person acting on their respective behalf has, directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the Company (or assist Company in connection with any actual or proposed transaction) which (i) might subject Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a material adverse effect upon the Company, its operations or financial condition, (iii) if not continued in the future, might have a material adverse effect on the Company, its operations and financial condition or subject Company to suit or penalty in any private or governmental litigation or proceeding, or (iv) for any of the purposes described in Section 162(c) of the Internal Revenue Code of 1986, as amended (the "Code").

     4.20. CORPORATE EXISTENCE. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey and has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation, and is in good standing, in each jurisdiction listed on Schedule 4.20 hereto which are the only states where the failure to be so qualified would have a material adverse effect on the Business.

     4.21. CERTIFICATE OF INCORPORATION AND BYLAWS. The Stockholders have heretofore furnished to UBI complete and correct copies of the Company's Certificate of Incorporation, as amended to date, certified by the Secretary of State of the State of New Jersey, and the Company's bylaws, as currently in effect.

     4.22. SUBSIDIARIES. The Company has no subsidiaries, nor does it own, directly or indirectly, any ownership, equity, profits or voting interest in any corporation, partnership, joint venture or other person, and has no agreement or commitment to purchase any such interest.

     4.23. CAPITALIZATION. The authorized capital stock of the Company consists of 1,000 shares of common stock, no par value, of which 1,000 shares are issued and outstanding, all of which are owned of record and beneficially by Stockholders. All such shares have been duly authorized and validly issued, are fully paid and nonassessable, and were not issued in violation of any preemptive rights. The Stockholders hold the shares free and clear of any Encumbrance, other than that certain Stockholder's Agreement dated April, 1994 (copies of which have been provided to UBI and its counsel) which shall be terminated by all parties thereto prior to or upon the Closing. There is outstanding no security, option, warrant, right, call, subscription, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly (i) calls for the issuance, sale, pledge or other disposition of any shares or of any other capital stock of the Company or any securities convertible into, or other rights to acquire, any such shares or other capital stock of the Company or (ii) obligates the Company or Stockholders to grant, offer or enter into any of the foregoing or (iii) relates to the voting or control of such shares, capital stock, securities or rights.

     4.24. ACCOUNTS/NOTES RECEIVABLE. Accounts receivable reflected on the Financial Statement, and all accounts receivable arising since the Statement Date, and which remain uncollected, represent bona fide claims against debtors for services performed or other charges arising on or before the date hereof, and the services which gave rise to said accounts were performed in accordance with the applicable orders, contracts or customer requirements. Such accounts receivable are subject to no defenses, rights of setoff or counterclaims, and have not been compromised by Stockholders or the Company and are fully collectible within ninety (90) days of the Closing Date in the ordinary course of business without cost to UBI in collection efforts therefore.

     4.25 COMPANY'S BUSINESS

          (a) Intentionally omitted.

     (b) Except as set forth on Schedule 4.25(b) hereto, since December 31, 1997, no complaints have been asserted in writing by any of the parties with which the Company has an agreement as set forth on Schedule 4.25(c) hereto (each such party, a"Material Client") against the Company or its affiliates in respect of any transactions involving, and any services provided by, the Company to any Material Client which, if adversely settled or determined, would have an adverse effect on the ability of the Company to execute and deliver this Agreement, perform its obligations hereunder consummate the transactions contemplated hereby or continue to conduct the Business. Except as set forth in Schedule 4.25(b) hereto, no Material Client has, at any time since December 31, 1997 canceled or otherwise terminated, or threatened or given notice of its intention to cancel or otherwise terminate, its relationship with the Company, or decreased, or threatened or given notice of its intention to decrease, the level of transactions involving, and the level of services provided by the Company. Except as set forth in Schedule 4.25(b), neither Stockholders nor the Company have any knowledge or information that any Material Client intends to cancel or otherwise terminate or to substantially reduce its utilization of the services provided by the Company, either as a result of the transactions contemplated hereby or otherwise.

          (c) Schedule 4.25(c) here to sets forth a complete list of the sources of funding used by the Company in the origination of mortgage loans. The Company has provided UBI with copies of any agreements or understandings between the Company and such parties regarding the funding and/or sale of mortgage loans. The Company is not in default and to Stockholders' knowledge no condition exists that with notice, or lapse of time, or both, would constitute a default under any such agreement, and no party has given the Company notice that it will substantially modify its relationship with the Company.

5. BUYER'S REPRESENTATIONS AND WARRANTIES

     UBI hereby represents and warrants to, and agrees with, Stockholders and the Company as follows:

     5.1. AUTHORITY; BINDING EFFECT; ENFORCEABILITY. UBI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The execution and delivery by UBI of this Agreement and all other instruments and documents to be executed and delivered by UBI in connection herewith (collectively, the "Ancillary UBI Documents") and the consummation by UBI of the transactions contemplated herein and therein, have been duly and validly authorized by Buyer's Board of Directors. This Agreement has been duly and validly executed and delivered by UBI, and constitutes the valid and binding obligation of UBI, enforceable against UBI in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally. When duly and validly executed and delivered by UBI, the Ancillary UBI Documents will constitute the valid and binding obligation of UBI, enforceable against UBI in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally. UBI has all requisite corporate power and authority to enter into this Agreement and all Ancillary UBI Documents, and to perform its obligations hereunder and thereunder.

     5.2. NO CONFLICTS. The execution and delivery by UBI of this Agreement and any Ancillary UBI Documents, the consummation by UBI of the transactions contemplated hereby and thereby, and compliance by UBI with any of the provisions hereof and thereof will not (a) conflict with or result in a breach of any provision of Buyer's Certificate of Incorporation or By-Laws, (b) with or without the giving of notice or lapse of time or both, violate any (i) judgment, order, writ or decree of any Court applicable to UBI or (ii) any Law to which UBI is subject, or (c) result in the material breach, conflict, default, or modification of or with any terms, provisions, covenant or condition of (or give rise to any right of termination, cancellation, or acceleration under) the provisions of any agreement, note, lien, mortgage, indenture, lease, or other instrument or obligation by which UBI may be bound.

     5.3. NO CONSENTS. Except as set forth on Schedule 5.3, no consent, authorization or approval of, or filing with or exemption by any governmental, public or self-regulatory body, authority or any other person is required to be obtained by UBI in connection with the execution and delivery by UBI of this Agreement or any Ancillary UBI Document, or the consummation by UBI of any of the transactions contemplated hereby or thereby.

     5.4. BROKERS OR FINDERS. Exhibit as provided under Section 8.8, no broker or finder has been involved in this transaction on behalf of UBI and no party will be obligated to pay any brokers' or finders' fees in connection with this transaction as a consequence of any action or inaction on Buyer's part.

     5.5 CAPITALIZATION. The capitalization of UBI, including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to UBI's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities exercisable or exchangeable for, or convertible into, any shares of capital stock is set forth on Schedule 5.5 hereto. All of such outstanding shares of capital stock have been, or upon issuance in accordance with the terms of any such warrants, options or preferred stock, will be, validly issued, fully paid and non-assessable. No shares of capital stock of UBI are subject to preemptive rights or any other similar rights of the stockholders of UBI or any liens or encumbrances. Except as disclosed on such Schedule 5.5, as of the Closing Date, there will be no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of UBI or any of its subsidiaries, or arrangements under which UBI or any of its subsidiaries is or may become bound to issue additional shares of capital stock of UBI or any of its subsidiaries, except such as may be required under any agreement to which UBI or the Bank may be a party calling for the acquisition of any stock, assets or business from any party, and which is entered into after the date hereof. Except as set forth on Schedule 5.5, there are no securities or instruments containing antidilution or similar provisions that will be triggered by the issuance of the Common Stock in accordance with the terms of this Agreement. The Company has furnished to the Stockholders true and correct copies of UBI's Certificate of Incorporation as in effect on the date hereof ("Certificate of Incorporation"), UBI's By-laws as in effect on the date hereof (the "By-Laws"), and all other instruments and agreements governing securities convertible into or exercisable or exchangeable for capital stock of UBI.

     5.6 ISSUANCE OF SHARES. The shares of Common Stock are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances created by UBI and will not be subject to preemptive rights or other similar rights of stockholders of UBI and will not impose personal liability on the holders thereof.

     5.7 COMPLIANCE WITH NEW JERSEY PROVISIONS. Each of the UBI Parties has complied, or will comply prior to Closing, in all respects will all applicable provisions of New Jersey law in connection with the Merger.

6. COVENANTS OF THE PARTIES

     6.1. COMMUNICATIONS. Except as may otherwise be required by law, rules and regulations, Stockholders and the Company, on the one hand, and the UBI Parties, on the other hand, shall not, without the prior written approval of the other:
(i) make any communication to any person (including, but not limited to, any employees) regarding the subject matter and contents of this Agreement, or (ii) disclose the existence of this Agreement or any of the terms hereof to any person. Stockholders acknowledge that UBI is a publicly traded reporting company under the Securities Exchange Act of 1934, as amended, and as such UBI has a legal obligation to disclose the terms of this transaction. UBI agrees to confer with Stockholders regarding the form and content of such public announcement.

     6.2. BEST EFFORTS. The parties hereto shall each use their best efforts to cause the fulfillment of the conditions set forth in Sections 8 and 9 prior to the Closing.

     6.3. BROTMAN FEE. UBI agrees to pay to Mr. Joel Brotman a fee of $28,000 for his services in connection with the origination of this transaction.

     6.4 REPORTS UNDER THE EXCHANGE ACT. UBI agrees to:

          (a) file with the SEC in a timely manner and make and keep available all reports and other documents required of UBI under the Securities Act and the Exchange Act in order to comply with the applicable provisions of Rule 144 promulgated under the Securities Act, or any other similar rule or regulation of the SEC that may provide an exemption from the registration requirements with respect to the public sale or resale of the Common Stock ("Rule 144"), for so long as UBI remains subject to such requirements and the filing and availability of such reports and other documents is required; and

          (b) furnish to each Stockholder for so long as such Stockholder owns shares of Common Stock, promptly upon request, (i) a written statement by UBI that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the recent annual or quarterly report of the UBI and such other reports and documents so filed by UBI, and (iii) such other information as may be reasonably requested to permit the Stockholders to sell such securities under Rule 144 without compliance with the registration requirements of Section 5 of the Securities Act.

7. STOCKHOLDERS' AND COMPANY'S COVENANTS TO BE PERFORMED PRIOR TO THE CLOSING

     7.1. ACCESS TO COMPANY'S PROPERTIES, BOOKS AND RECORDS; COOPERATION. Between the date of this Agreement and the Closing, Stockholders and Company shall (a) give UBI and its authorized representatives reasonable access to all facilities and properties of Company and to the books and records of Company (and permit UBI to make copies thereof), (b) cause Company's employees and its advisors (including, without limitation, its auditors, attorneys, financial advisors and other consultants and agents) to furnish UBI and its authorized representatives with such financial and operating data and other information with respect to Company and the Business (including, but not limited to, the work papers of Company's independent certified public accountants relating to Company and its affiliates), and to discuss with UBI and its authorized representatives the affairs of Company, all as UBI may from time to time reasonably request; provided, however that UBI and its duly authorized representative shall not improperly disclose the same, (c) allow UBI and its authorized representatives to have access to Company's customers, suppliers and other third parties and (d) will permit UBI and its authorized representatives reasonable access to such personnel of the Company during normal business hours as may be necessary or useful to UBI in its review of the Company's properties, assets, or any Company documents relating to any facility, for the purpose of performing an environmental assessment.

     7.2. UPDATING OF REPRESENTATIONS AND WARRANTIES

          (a) Between the date of this Agreement and the Closing, Stockholders and the Company shall give notice to UBI promptly upon becoming aware of (a) any material inaccuracy in a representation or warranty set forth in Section 4 or in any Schedule or (b) any event or state of facts which, if it had occurred or existed on or prior to the date of this Agreement, would have caused any such representation, warranty and/or Schedule to be materially inaccurate. Any such notice shall describe such inaccuracy, event or state of facts in reasonable detail. Any information included in any such notice shall constitute a representation or warranty as though made by Stockholders and the Company in
Section 4 hereof but shall not affect the condition to Buyer's obligation contained in Section 8 that the representations and warranties of Stockholders and the Company shall be true on and as of the date they were made and as of the Closing Date as though made at such time. In connection with any nonmaterial matter arising or made known to Stockholders that, if existing or occurring or known to them at or prior to the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules or which is necessary to correct any information in the Disclosure Schedules or in any representation and warranty of Stockholders that has been rendered inaccurate thereby in connection with any Disclosure Schedule prior to the Closing Date, Stockholders shall provide to UBI an amended Disclosure Schedule in connection therewith on the Closing Date.

          (b) Upon the occurrence of any event or condition giving rise to the obligation to give notice pursuant to Section 7.2(a) hereof, Stockholders and the Company shall have, for the period beginning on such date and ending ten days after that date upon which the Closing was otherwise to be held, the opportunity to take any action necessary to cure the event or condition giving rise to any inaccuracy in any representation or warranty set forth in Section 4 or any Schedule. If, after taking any such curative action during such period, such representation or warranty shall no longer be inaccurate, the condition to Buyer's obligation to close which is set forth in Section 8.1 shall be deemed to have been fulfilled, and Stockholders shall have no liability for breach of such representation or warranty under this Agreement.

          (c) Any inaccuracy in the representations and warranties contained in this Agreement shall be deemed waived by reason of the fact that UBI knew prior to Closing that any such representation or warranty is inaccurate in any material respect and failed to disclose such inaccuracy in writing to Stockholders prior to the Closing Date. For purposes of this provision, a fact shall only be deemed to be known by UBI if such fact is actually known to the Chairman of the Board or President of UBI.

     7.3. CONDUCT OF THE BUSINESS PRIOR TO CLOSING. From the date hereof to the Closing, except as expressly called for by this Agreement or otherwise consented to by UBI in writing, Stockholders will, or cause to the Company to:

          (a)(i) carry on the Business in the usual and ordinary course in substantially the same manner as heretofore conducted, (ii) not institute any changes not in the ordinary course of business and consistent, where applicable, with past practice, and (iii) use commercially reasonable efforts to preserve intact in all material respects Company's present business organization, to maintain, preserve and keep in full force and effect the existence, rights, and franchises of the Company, to maintain the quality of services provided by Company, to keep available the services of its present employees, and to preserve good relationships with customers, suppliers, distributors and others having business dealings with Company, so that they will be available to UBI after the Closing;

          (b) continue to maintain in all material respects all of the assets and properties of the Company in the manner heretofore maintained;

          (c) keep in full force and effect its current insurance policies covering the Company and the Business;

          (d) continue to fulfill all of Company's obligations under all material Contracts to which the Company is a party;

          (e) maintain Company's books of account and records in the usual, regular and ordinary manner including, without limitation, maintaining proper accounting controls;

          (f) comply with all Laws, ordinances, rules and regulations, the violation of which would have a material adverse effect on the conduct of the Business or the Company's assets, results of operations or prospects;

          (g) not (i) grant any increase in the salary of any Employee except normal wage or salary increases for Employees in the ordinary course of business and consistent with past practice; (ii) by means of any bonus or pursuant to any plan or arrangement or otherwise, increase by any amount the benefits or compensation of any such Employee, provided, however, the Company shall be permitted to pay to the Employees listed on Schedule 7.3(g) hereof, a one-time retention bonus in the aggregate amount of $105,000, with each Employee listed on Schedule 7.3(g) receiving a bonus in the amount set forth next to their name;

          (h) maintain in full force and effect, by renewal if necessary, all of the Permits disclosed on Schedule 4.13(b) hereto;

          (i) not take, or permit or suffer to be taken, any action which is represented and warranted in Section 4.7. hereof not to have been taken since the Statement Date;

          (j) not take, or permit of suffer to be taken, any action that would cause or tend to cause the conditions upon the obligations of the parties hereto to effect the transactions contemplated hereby not to be fulfilled; including, without limitation, taking, causing to be taken, or permitting or suffering to be taken or to exist any action, condition or thing that would cause the representations and warranties made in Article 4 herein not to be true, correct and accurate as of the Closing;

          (k) obtain all requisite approvals, Permits, waivers and consents from governmental agencies and third parties for consummation of the transactions contemplated hereby and required for the operation of the Business after the Closing, and take all action necessary to keep the same in full force and effect as of and after the Closing;

          (l) not change its certificate of incorporation or bylaws or merge or consolidate or obligate itself to do so with or into any other entity; or

          (m) agree to take any action as set forth in items (a) through (l) of this Section 7.3

     7.4. NO SHOP. Between the date hereof and the Closing Date, no Stockholder shall, directly or indirectly, through any advisor, agent or otherwise, except in connection with the transaction contemplated hereby, and the Company shall not, directly or indirectly, through any advisor, agent or otherwise (a) solicit, initiate or encourage the submission of proposals or offers from any person relating to any merger, acquisition or purchase of all or (other than in the ordinary course of business) any portion of the assets of, or any equity interest in, Company or any business combination involving Company (a "Transaction"), or participate in any negotiation regarding, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek a Transaction, and (b) except with the prior written consent of UBI, disclose, directly or indirectly, to any person any information concerning Company's business and properties or afford to any person access to the properties, books or records of Company. Stockholders and Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties other than UBI conducted heretofore with respect to any Transaction. Stockholders and Company shall promptly notify UBI if any such proposal or offer, or any inquiry or contact with any person with respect thereto, is made and shall, in any such notice to UBI, indicate in reasonable detail the identity of the offerer and the terms and conditions of any proposal or offer.

     7.5. STOCKHOLDER MATTERS. Stockholders agree to take all such actions required of them, as stockholders or directors of the Company, to effectuate the Merger, including but not limited to promptly calling a meeting of shareholders of the Company to vote upon the Merger and, as shareholders, to vote in favor of the Merger.

8. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF UBI

     The obligations of UBI under this Agreement are subject to the delivery of the documents and other items set forth in Sections 3.2 and 3.4 and the satisfaction, at or prior to the Closing Date, of each of the following conditions, and Stockholders and the Company shall exert their best efforts to cause each such condition to be so fulfilled:

     8.1. ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Stockholders and the Company contained in this Agreement shall be true in all material respects on the date hereof and on and as of the Closing Date with the same effect as if they were made on and as of the Closing Date.

     8.2. PERFORMANCE OF AGREEMENTS. Stockholders and the Company shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement or in any Ancillary Document to be performed and complied with or by Stockholder and the Company on or before the Closing Date, unless expressly waived by UBI in writing, including, by way of example and not by way of limitation, termination of that certain Stockholders Agreement referenced under Section 2.3 hereof. Stockholders shall provide UBI with written evidence of such termination.

     8.3. LEGAL PROCEEDINGS. There shall be no law, and no order shall have been entered and not vacated by a court or administrative agency of competent jurisdiction in any litigation, which (a) enjoins, restrains, makes illegal or prohibits consummation of the transactions contemplated hereby or by any Ancillary Document, (b) requires separation of a significant portion of the assets of the Company after the Closing or (c) restricts or interferes with, in any material way, the operation of the Business after the Closing or materially adversely affects the financial condition, results of operations, properties, assets, business or prospects of the Company; and there shall be no Litigation pending before a court or administrative agency of competent jurisdiction, or threatened, seeking to do, or which, if successful, would have the effect of, any of the foregoing.

     8.4. CONSENTS. There shall have been obtained (a) all Permits required for the consummation of the transactions contemplated hereunder, and (b) all consents to the assignment of the Contracts listed on Schedule 4.5(a) hereto, all of which shall be in full force and effect. Any Encumbrance on any asset or property of the Company shall have been discharged in full prior to or at the Closing.

     8.5. FINANCIAL CONDITION. From the Statement Date through the date of the Closing, there shall not have been any material adverse change in the financial condition, results of operations or business of the Company, whether or not arising in the ordinary course of business.

     8.6. EMPLOYMENT AGREEMENTS. Each of Habib, Hunter, Frankel and Paul Fitch and Rob Meelheim (the "Key Employees") will have duly executed and delivered employment agreements. Except for each of the Stockholders, UBI shall have the right, but not the obligation, from and after the Closing Date, to continue to offer "at will" employment to personnel employed by the Company on the Closing Date, on the terms and conditions acceptable to UBI.

     8.7. APPROVALS. UBI shall have obtained all necessary governmental or regulatory approvals to permit Bank to acquire the Stock and operate the Company as an operating subsidiary under New Jersey law and the regulations of the New Jersey Department of Banking and Insurance, and to conduct the Business. In addition, UBI shall have obtained the approvals of all necessary regulatory authorities to the transfer of ultimate ownership of those Permits listed on
Schedule 4.13(b) hereto, and no such approvals shall contain conditions which would materially affect value of the Company to the UBI or materially affect the operation of the Business after consummation of the transactions contemplated herein.

     8.8. TRANSACTION REDATED EXPENSES. Merger related expenses incurred by the Company or for which the Company may be liable, including specifically legal and other professional fees and the Company's share of the fee owed to Joel Brotman, shall not exceed $78,000.

     8.9. POOLING-OF-INTERESTS ACCOUNTING. UBI shall have received from Arthur Andersen, LLP, its independent auditors, an opinion that the Merger will be accounted for under the pooling-of-interests method of accounting. UBI represents to Stockholders that it knows of no reason why the proposed Merger should not qualify for pooling-of-interests accounting or, upon the reissuance of certain shares by UBI, cannot be made to qualify for pooling-of-interests treatment. In the event that the Merger will not qualify for pooling-of-interests treatment for any reason other than a change of policy, procedure or regulation regarding pooling-of-interests accounting treatment by the Securities and Exchange Commission or the Financial Accounting Standards Board and UBI elects to terminate this Agreement, UBI shall pay to the Stockholders their actual out-of-pocket expenses incurred in connection with the Merger, up to the maximum amount of $50,000. Stockholders shall provide UBI with a written account of such expenses, and UBI shall pay such expenses within 10 days of the receipt of such written accounting.

9. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF STOCKHOLDERS AND THE COMPANY

     The obligations of Stockholders and the Company under this Agreement are subject to the delivery of the documents and other items set forth in Sections
3.3 and 3.4 and the satisfaction, at or prior to the Closing, of each of the following conditions, and UBI shall exert its best efforts to cause each such condition to be so fulfilled:

     9.1. ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of UBI contained in this Agreement or in any Ancillary UBI Document shall be true in all material respects on and as of the Closing Date with the same effect as if they were made on and as of the Closing Date, except (i) as affected by the transactions contemplated hereby, and (ii) that any such representation and warranty made as of a specified date (other than the Closing
Date) shall be true and correct in all material respects when made and as of the Closing Date.

     9.2. PERFORMANCE OF AGREEMENTS. UBI shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement or in any Ancillary UBI Document to be performed and complied with by it on or before the Closing Date, unless waived by Stockholders and the Company.

     9.3. LEGAL PROCEEDINGS. There shall be no Law and no order shall have been entered and not vacated by a court or administrative agency of competent jurisdiction in any Litigation, which enjoins, restrains, makes illegal or prohibits consummation of the transactions contemplated hereby or by any Ancillary Document; and there shall be no Litigation pending before a court or administrative agency of competent jurisdiction, or threatened, seeking to do, or which, if successful, would have the effect of, any of the foregoing.

10. INDEMNIFICATION

     10.1. LOSSES. For purposes of this Agreement, the terms "Loss" or "Losses" shall mean each and all of the following items, namely, claims, losses, liabilities, damages, fines, penalties, costs and expenses (including, without limitation, interest which may be imposed in connection therewith), reasonable fees and disbursements of counsel and other experts, and the cost to the person seeking indemnification (the "Indemnitee") of any funds expended by reason of the occurrence of any of the events enumerated in Section 10.2 hereof or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof or in enforcing the provisions of this Agreement or any Ancillary Document.

     10.2. INDEMNIFICATION

          (a) Subject to the limitations set forth in Section 10.3 below, and in accordance with the procedures set forth in Section 10.4 (if applicable), Stockholders shall jointly and severally indemnify UBI against and hold it harmless from, and shall not assert any claim of liability against UBI for, any and all actual Losses resulting from or arising out of: (i) any inaccuracy in or breach of any representation or warranty made by Stockholders in this Agreement or in any Ancillary Document, (ii) any non-fulfillment or breach or default in the performance by Stockholders of any of the covenants or agreements made by Stockholders herein or in any Ancillary Document; (iii) any liability (including, without limitation, Environmental Liabilities of the Business) of Company or Stockholders, including any liability arising out of the ownership of the Company or conduct of the Business prior to the Closing; and (iv) any failure by Stockholders to deliver the Stock to UBI free and clear of all Encumbrances.

          (b) Subject to the limitations set forth in Section 10.3 below, and in accordance with the procedures set forth in Section 10.4 (if applicable), UBI shall indemnify Stockholders against any and all Losses resulting from or arising out of: (i) any inaccuracy in or breach of any representation or warranty made by UBI in this Agreement or in any Ancillary Document, and (ii) any non-fulfillment or breach or default in the performance by UBI of any of the covenants or agreements made by UBI herein or in any Ancillary Document.

     10.3 LIMITATIONS. The indemnification for breaches of representations or warranties provided for in subsections 10.2(a)(i) and 10.2(b)(i) shall be limited as follows:

          (i) Stockholders shall not be required to indemnify UBI under this
Section 10, and UBI shall not be required to indemnify Stockholders under this
Section 10, unless the aggregate amount for which indemnity would otherwise be required hereunder exceeds $300,000 (the "Indemnification Basket"), in which case Stockholders or UBI, as the case may be, shall be responsible for all such indemnifiable amounts due pursuant to this Section 10 in excess of the Indemnification Basket, up to a maximum amount equal to the Purchase Price (the "Indemnification Cap"). The indemnification obligation of any party hereto shall be satisfied through a cash payment to the party seeking indemnification, but the aggregate indemnification obligation of the Stockholders, on the one hand or UBI, on the other, shall in no event exceed the Purchase Price.

          (ii) Any indemnifiable liability or reimbursement under this Section 10 shall be limited to the amount of actual damages (of any nature) subject to indemnification actually sustained by a party hereto, net of any applicable insurance payments actually received, other reimbursement or tax benefit actually realized by such party.

          (iii) If an Indemnifying Party (as such term is defined in Section
10.4 hereof) has indemnified an Indemnified Party(as such term is defined in
Section 10.4 hereof) pursuant to this Agreement, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party in respect of the matter as to which the indemnity related and may pursue the same at the Indemnifying Party's expense. If an Indemnified Party obtains a recovery of all or any part of any amount that an Indemnifying Party has paid to such Indemnified Party or which an Indemnifying Party has reimbursed an Indemnified Party, such Indemnified Party shall promptly pay or cause to be paid to the Indemnifying Party an amount equal to such recovery.

          (iv) After the Closing, Article 10 shall provide the exclusive remedy for any misrepresentation or breach of warranty, covenant or any Ancillary Agreement or other claim arising out of this Agreement.

     10.4. PROCEDURE

          (a) If a claim by a third party is made against a party hereto (an "Indemnified Party"), and if an Indemnified Party intends to seek indemnity with respect thereto under this Section 10, the Indemnified Party shall promptly notify the party required to indemnify the Indemnified Party pursuant to this
Section 10 (an "Indemnifying Party") of such claim (the "Indemnity Notice"); provided, however, that failure by an Indemnified Party to notify an Indemnifying Party of such claim shall not effect the Indemnified Party's right to seek indemnification so long as the Indemnifying Party is not materially prejudiced by such failure to have been notified of such claim. The Indemnifying Party shall have ten (10) days after receipt of the Indemnity Notice to undertake, conduct and control, through counsel of its own choosing and at its expense, but reasonably acceptable to the Indemnified Party, the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith; provided, however, that with respect to settlements entered into by the Indemnifying Party, the Indemnifying Party shall obtain the release of the claiming party in favor of the Indemnified Party. If the Indemnifying Party undertakes, conducts and controls the settlement or defense of such claim, the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by the Indemnified Party, providing that the fees and expenses of such counsel shall be borne by the Indemnified Party. With respect to indemnification provided for hereunder, the Indemnified Party shall not pay or settle any such claim so long as the Indemnifying Party is reasonably contesting any such claim in good faith. Notwithstanding the immediately preceding sentence, the Indemnified Party shall have the right to pay or settle any such claims, provided that in such event it shall waive any right to indemnity therefor by the Indemnifying Party.

          (b) Subject to the limitations set forth in Section 10.03 hereof, if the Indemnifying Party does not notify the Indemnified Party within fifteen (15) days after the receipt of the Indemnified Party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the claim in the exercise of its good faith reasonable judgment at the expense of the Indemnifying Party subject to the other terms and provisions of this Section 10.

     10.5 LIABILITY OF STOCKHOLDERS. Notwithstanding anything contained in this Agreement to the contrary, the obligation of each of Frankel and Hunter to indemnify UBI hereunder shall be several but not joint, with each of Frankel and Hunter being liable for a maximum amount equal to a fraction, the numerator of which shall equal the total portion of the Purchase Price that has then been received by each of Frankel or Hunter, as the case may be, pursuant to Section 2 hereof and the denominator of which shall equal the total amount of the Purchase Price paid pursuant to Section 2 hereof that has then been received by all of the stockholders. Nothing contained in this provision shall effect the indemnification obligation of Habib, who shall be fully liable for any and all indemnification obligations owed by Stockholders to UBI hereunder.

11. TERMINATION

     11.1. IN GENERAL. This Agreement may be terminated at any time prior to the Closing Date:

          (1) by either Stockholders or UBI by written notice to the other party if the Closing shall not have occurred by 5:00 P.M. eastern time on April 30, 1999, unless such date shall be extended by the mutual written consent of Stockholders and UBI and further provided that the party seeking to terminate the Agreement shall not be in default of any covenant, agreement or condition hereunder;

          (2) by UBI by written notice to Stockholders and the Company, if (i) the representations and warranties of Stockholders shall not have been true and correct in all material respects (in the case of any representation or warranty containing any materiality qualification) or in all respects (in the case of any representation or warranty without any materiality qualification) as of the date when made or (ii) if any of the conditions set forth in Section 8 shall not have been, or if it becomes apparent that any of such conditions will not be fulfilled or waived by 5:00 P.M., eastern time on April 30, 1999, unless such failure shall be due to the failure of UBI to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or

          (3) by Stockholders by written notice to UBI if (i) the representations and warranties of UBI shall not have been true and correct in all material respects (in the case of any representation or warranty containing any materiality qualification) or in all respects (in the case of any representation or warranty without any materiality qualification) as of the date when made or (ii) if any of the conditions set forth in Section 9 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled or waived by 5:00 P.M. eastern time on April 30, 1999, unless such failure shall be due to the failure of any Company to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing.

     11.2. EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to the provisions of Section 11.1, this Agreement shall become null and void and have no force and effect, without any liability to any party in respect hereof or of the transactions contemplated hereby on the part of any party hereto, or any of its directors, officers, employees, agents, consultants, representatives, advisers, stockholders or affiliates, except for any liability resulting from such party's breach of this Agreement provided that if such termination shall result from the (i) failure to perform a covenant of this Agreement or (ii) breach by any party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all actual Losses incurred or suffered by any other party as a result of such failure or breach.

12. MISCELLANEOUS

     12.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The parties hereto agree that the representations and warranties contained in this Agreement or in any Ancillary Document shall survive the Closing for a period of one (1) year. Anything to the contrary in this Section 12.1 notwithstanding, (i) any representation or warranty which survives the Closing pursuant hereto shall survive the time it would otherwise terminate pursuant to this Section 12.1 if notice of the breach or violation or possible breach or violation thereof giving rise to a right or a possible right to indemnification shall have been given to the other party, prior to such time; and (ii) each party's right to indemnification for the other party's fraudulent misrepresentations or breaches of warranty shall survive without limitation as to time. Other than as provided under Section 7.2(c) hereof, all such representations and warranties shall be binding regardless of any investigation made at any time by the parties.

          12.2. FURTHER ASSURANCES. The parties hereto agree that each will execute and deliver to the other any and all documents in addition to those expressly provided for herein that may be necessary or appropriate to (a) vest in UBI title to and possession of the Stock, and (b) otherwise carry out the provisions of this Agreement and each of the Ancillary Documents, whether before, at, or after the Closing. Stockholders further agree that at any time and from time to time after the Closing, it will execute and deliver to UBI such further conveyances, assignments, or other written assurances as UBI may reasonably request.

          12.3. NOTICES. Any and all notices, demands or requests required or permitted to be given under this Agreement shall be given in writing and sent,
(i) by registered or certified U.S. mail, return receipt requested, (ii) by hand, (iii) by overnight courier or (iv) by telecopier, addressed to the parties hereto at their addresses set forth above or such other addresses as they may from time-to-time designate by written notice, given in accordance with the terms of this Section, together with copies thereof as follows:

                     If to UBI, to:

                     Unity Bancorp, Inc.
                     64 Old Route 22
                     Clinton, New Jersey
                     Attention:  Chairman
                     Fax:  (908) 730-8781

                     With a copy to:

                     Jamieson, Moore, Peskin & Spicer, P.C.
                     177 Madison Avenue
                     Morristown, New Jersey 07960
                     Attention:  Robert A. Schwartz, Esq.
                     Fax:  (973) 984-9549

                     If to Stockholders, to:

                     Barry Habib
                     1 Brittany Drive
                     Colts Neck, New Jersey 07722
                     Fax: [NUMBER]

                     Craig Frankel

                     51 Rustic Way
                     Freehold, New Jersey 07728
                     Fax: [NUMBER]

                     Norman Hunter
                     24 Linda Drive
                     Jackson, New Jersey 08527
                     Fax: [NUMBER]

                     With a copy to:

                     Zukerman Gore & Brandeis, LLP
                     900 Third Avenue, 8th Floor
                     New York, N.Y.  10022
                     Attention: Nathaniel S. Gore, Esq.
                     Fax: (212) 223-6433

     Notices given as provided in this Section shall be deemed effective: (i) on the date hand delivered, (ii) on the first business day following the sending thereof by overnight courier, (iii) on the seventh calendar day (or, if it is not a business day, then the next succeeding business day thereafter) after the depositing thereof into the exclusive custody of the U.S. Postal Service and
(iv) on the date telecopied, provided that a copy of the notice is also sent by overnight courier or U.S. mail.

     12.4. EXPENSES. Each party shall bear and be solely responsible for all expenses incurred by it in connection with and incident to the negotiation and preparation of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated herein and therein, whether or not such transactions are consummated as contemplated herein.

     12.5. ENTIRE AGREEMENT; MODIFICATION AND WAIVER. This Agreement (including the Exhibits attached hereto, the Schedules, and the Ancillary Documents) sets forth the entire agreement between the parties relating to the subject matter hereof and supersedes all prior negotiations and writings between the parties. This Agreement and each Ancillary Document may be modified or amended only by a writing executed by all the parties affected by such modification or amendment; and compliance with the terms and conditions hereof or thereof may be waived only by a writing signed by the party or parties entitled to the benefit of such term or condition.

     12.7. BINDING EFFECT. This Agreement and each Ancillary Document shall be binding upon and shall inure to the benefit of each corporate party hereto, its successors and assigns, and each individual party hereto and his heirs, personal representatives, successors and assigns.

     12.8. SCHEDULES; EXHIBITS. The Schedules and the Exhibits attached hereto are an integral part of this Agreement as if fully re-written herein. In the event that any matter might properly be disclosed on more than one Schedule, such matter, if adequately disclosed on any applicable Schedule, shall be deemed to have been disclosed for purposes of all other applicable Schedules if each such applicable Schedule contains a specific cross-reference to the matter.

     12.9. HEADINGS. The section and paragraph headings in this Agreement and in each Ancillary Document have been inserted solely for convenience of reference and do not themselves constitute a part of this Agreement or such Ancillary Document.

     12.10. COUNTERPARTS. This Agreement and each Ancillary Document may be executed in two or more counterparts, all of which when taken together shall constitute one and the same instrument.

     12.11. GOVERNING LAW. This Agreement and each Ancillary Document shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to contracts made and to be wholly performed within such state.

     12.12. ASSIGNMENT. No assignment by any party of this Agreement or any Ancillary Document or any right or obligation hereunder or thereunder may be made without the prior written consent of the other party; provided, however, that UBI may assign its rights and obligations hereunder or thereunder to any corporation, one hundred percent of the issued and outstanding stock of which is owned, directly or indirectly, by UBI.

     12.13. NO THIRD PARTY BENEFICIARIES

     Nothing contained in this Agreement or in any Ancillary Document shall create or be deemed to create any rights or benefits in any third parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

                              STOCKHOLDERS:

                              --------------------------------------------------
                              BARRY HABIB

                              --------------------------------------------------
                              NORMAN HUNTER

                              --------------------------------------------------
                              CRAIG FRANKEL


                              CERTIFIED MORTGAGE ASSOCIATES, INC.

                              By: ______________________________________________
                                  BARRY HABIB, President


                              UNITY BANCORP, INC.

                              By:_______________________________________________
                                 Name:  ROBERT J. VAN VOLKENBURGH
                                 Title: Chairman and Chief Executive Officer